EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Conn's, Inc. (the "Company") on Form 10-Q/A for the period ended July 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Theodore M. Wright, Executive Chairman of the Board of Directors of the Company, Norman Miller, Chief Executive Officer and President of the Company, and Thomas R. Moran, Executive Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Theodore M. Wright
Theodore M .Wright
Executive Chairman of the Board of Directors
(Co-Principal Executive Officer)

/s/ Norman Miller
Norman Miller
Chief Executive Officer and President
(Co-Principal Executive Officer)

/s/ Thomas R. Moran
Thomas R. Moran
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Dated:   September 10, 2015

A signed original of this written statement required by Section 906 has been provided to Conn's, Inc. and will be retained by Conn's, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.  The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.